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                                                                     Exhibit 3.5

                                STATE of DELAWARE
                            LIMITED LIABILITY COMPANY

                                   ----------

                            CERTIFICATE OF FORMATION
                                       OF
                               Norcraft GP, L.L.C.

              Pursuant to Title 6, Chapter 18, Sections 201 and 204
                              of the Delaware Code

     This Certificate of Formation of Norcraft GP, L.L.C. is being duly executed and filed by David Y. Kim, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101, et seq.), as amended from time to time.

          (1) The name of the limited liability company formed hereby is Norcraft GP, L.L.C.

          (2) The address of the registered office of the limited liability company in the State of Delaware is:

                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808

          (3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 10th day of October, 2003.


                                        /s/ Christopher K. Reilly
                                        ----------------------------------------
                                        Christopher K. Reilly
                                        Authorized Person